Exhibit 10.38
FORM OF
MIND ROBOTICS, LLC
COMMON UNIT GRANT AGREEMENT

Name of Grantee:                  (“Grantee”)
No. of Common Units:                  Common Units (“Common Units”)
Grant Date:             (the “Grant Date”)
Participation Threshold:
Catch-Up Amount:
Mind Robotics, LLC, a Delaware limited liability company (together with all successors thereto, the “Company”), hereby issues to the Grantee, who is an officer, employee, manager, consultant or other key person of Mind Robotics, Inc. (“Parent”), the Company or any of its Subsidiaries (collectively, Parent, the Company and its Subsidiaries, the “Company Group”), the number of Common Units of the Company indicated above, subject to the terms and conditions set forth in this Common Unit Grant Agreement (this “Agreement”) and in the Company’s Amended and Restated Limited Liability Agreement (as may be amended, restated or otherwise modified from time to time, the “LLC Agreement”). In the event of an explicit conflict between the LLC Agreement and this Agreement, this Agreement will control.

1.Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the LLC Agreement. For the purposes of this Agreement, the following terms shall have the following respective meanings.
“Cause” shall mean (a) in the case where there is an employment agreement, consulting agreement, offer letter, or similar agreement in effect between a member of the Company Group and the Grantee at the time of this Agreement that defines “cause” (or words of like import), “cause” as defined under such agreement or (b) where no such agreement exists, “cause” shall mean the occurrence of any one or more of the following events: (i) Grantee’s continued failure to perform his material duties with the Company Group (other than (A) any such failure resulting from Grantee’s incapacity due to physical or mental illness and (B) the mere failure to achieve specified Company-based performance goals or objectives), including Grantee’s failure to follow any lawful directive from the Board within the reasonable scope of Grantee’s duties, or Grantee’s conduct that demonstrates habitual neglect of his duties; (ii) Grantee’s commission of, or entry of a plea of guilty or nolo contendere to, (A) a felony crime (excluding all vehicular crimes other than vehicular manslaughter) or (B) a crime of moral turpitude; (iii) Grantee’s material breach of any material obligation under any written agreement with any member of the Company Group or under any applicable written policy of the Company Group (including any code of conduct or harassment policies); (iv) any act of fraud, embezzlement, theft or misappropriation from the Company Group by Grantee; (v) misappropriation of a business opportunity of the Company Group; or (vi) Grantee’s material misconduct or gross negligence with respect to any material aspect of the Company Group’s business or a material breach by Grantee of his fiduciary duty to any member of the Company Group, which material misconduct, gross negligence or material breach has caused or is reasonably expected to result in reputational harm or a material adverse effect on the Company Group. Notwithstanding the foregoing, except with respect to clauses (ii) and (iv), Grantee’s Service Relationship will not be terminated for Cause unless and until (1) the Company provides Grantee with written notice setting forth the facts and circumstances claimed by the Company to constitute Cause, and (2) Grantee fails to cure or remedy such acts or omissions within 10 days following his receipt of such written notice (and during such 10 day period Grantee has had the opportunity with the assistance of his own legal counsel to appear before the Board to address such matter).

“Service Relationship” shall mean any relationship as an employee, part-time employee, director or other key person (including consultants) of any member of the Company Group or any successor entity such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Grantee’s status changes from full-time employee to part-time employee or consultant.

“Subsidiary” means any corporation, limited liability company or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Termination of Relationship” shall be deemed to occur when the Grantee ceases to have a Service Relationship with any member of the Company Group for any reason, including resignation, discharge (with or without Cause), death, or any other cessation of service, but excluding any change in capacity that does not interrupt the Grantee’s Service Relationship.
2.Vesting and Termination.
(a)Vesting of Common Units. The Common Units shall be fully vested as of the Grant Date and shall constitute “Vested Common Units” for purposes of the LLC Agreement.
(b)Treatment of Units After Termination of Relationship. Upon any Termination of Relationship effected by the Company Group for Cause, all Common Units shall immediately be forfeited and terminated as of such Termination of Relationship and shall no longer be outstanding as of the date of such Termination of Relationship. Following any other Termination of Relationship, the Common Units shall remain fully subject to this Agreement and the terms of the LLC Agreement.
3.Incorporation of LLC Agreement. Notwithstanding anything herein to the contrary, the Common Units shall be subject to and governed by all the terms and conditions of the LLC Agreement, including without limitation Section 2.7 and Article VII of the LLC Agreement and any provisions with respect to forfeiture, repurchase and transfer of Common Units as set forth herein and therein, including exhibits attached thereto. By executing this Agreement, the Grantee hereby becomes a party to the LLC Agreement as a Member and a holder of Common Units, and this Agreement shall serve as a joinder to the LLC Agreement.
4.Withholding Taxes. The Grantee agrees that the Company or any of its subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, all federal, foreign, state or local taxes of any kind required by law to be withheld with respect to the grant of the Common Units to the Grantee. The Grantee agrees to elect, in accordance with Section 83(b) of the Code and the form election provided as Exhibit A hereto, to recognize ordinary income in the year of acquisition of the Common Units, and to pay to the Company all withholding taxes based on the excess, if any, of the aggregate fair market value of such Common Units (determined without regard to any restriction that by its terms will never lapse) as of the date hereof over the amount, if any, paid for such Common Units. The Grantee shall provide the Company with a copy of the filed election within 10 days of filing with the IRS. Failure to timely file or provide such evidence shall permit the Company to withhold or offset any resulting tax liabilities.
5.Restrictions on Transfer of Common Units. There shall be no Transfer of Common Units prior to vesting and there shall otherwise be no Transfer of Common Units unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933 (the “Securities Act”)), and such disposition is permitted by and made in accordance with the terms and conditions, and subject to the restrictions, of this Agreement and the LLC Agreement and such disposition does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Any purported Transfer in violation of this Section 7.3 or the LLC Agreement shall be null and void and of no effect.
6.Investment Representations.
(a)The Grantee is acquiring the Common Units for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof. The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company. The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Common Units and to make an informed investment decision with respect to such acquisition. The Grantee can afford a complete loss of the value of the Common Units and is able to bear the economic risk of holding such Common Units for an indefinite period.
(b)The Grantee understands that the Common Units are not registered under the Securities Act, as amended or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Common Units will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Common Units will include similar restrictive notations.

7.Miscellaneous Provisions.
(a)No Continued Service Rights. No provision of this Agreement or of the award of Common Units shall (a) confer upon the Grantee any right to be or continue, as the case may be, in the service of any member of the Company Group, (b) affect the right of any member of the Company Group to terminate the service of the Grantee, with or without cause, or (c) confer upon the Grantee any right to participate in any employee welfare or benefit plan or other program of any member of the Company Group. The Grantee hereby acknowledges and agrees that any member of the Company Group may terminate the Grantee’s service at any time, with or without notice, and for any reason, or for no reason.
(b)Lock-Up. If requested by the underwriters managing any underwritten offering of the Company’s securities, the Grantee shall not sell or otherwise transfer or dispose of any Common Units (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him for such period following the effective date of a public offering by the Company as such underwriters shall specify reasonably and in good faith; provided that all officers, executive employees and directors of the Company and all holders of one percent (1%) or more of the Company’s securities (calculated on an as-converted basis) enter into and remain bound by similar agreements. If requested by such underwriters, the Grantee shall execute a separate letter confirming his agreement to comply with this Section 7(b).
(c)Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(d)Changes in Units. In connection with any reorganization, recapitalization, reclassification, unit dividend, unit split, reverse unit split or other similar change in the Company’s capital interests, the Company shall be entitled to adjust the number or type of units granted hereunder, as well as the Participation Threshold, or the Catch-Up Amount, as necessary to reflect such change, it being understood that if the outstanding Common Units are increased or decreased or are exchanged for or converted into a different number or kind of units or other securities of the Company, the restrictions and obligations contained in this Agreement and the LLC Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Grantee in exchange for, or by virtue of his or her ownership of, Common Units.
(e)Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee; provided that the Company may modify, amend or waive any provision of this Agreement without the consent of the Grantee if such amendment, modification or waiver would not have a materially adverse effect on the rights of the Grantee hereunder.
(f)Governing Law and Forum; Waiver of Jury Trial.
(i)This Agreement shall be governed by and construed in accordance with the Delaware Revised Uniform Limited Company Act (the “Act”) as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of state of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
(ii)The Grantee irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States sitting in Wilmington, Delaware over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby. The Grantee hereby irrevocably agrees that all claims in respect of such dispute or proceeding will be heard and determined in such courts (and the courts hearing appeals from such courts). The Grantee hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.
(iii)THE GRANTEE WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING INSTITUTED BY OR AGAINST THE GRANTEE IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR ENTERED INTO IN CONNECTION HEREWITH OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(h)Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(i)Notices. All notices, requests, consents and other communications shall be in written or electronic form. Notices in electronic form shall be deemed to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail. Notices in writing shall be deemed delivered by means of (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) e-mailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if e-mailed before 5:00 p.m. eastern time on a business day, and otherwise on the next business day.
(j)Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, Permitted Transferees and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(k)Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which shall constitute one and the same document.
(l)Entire Agreement. This Agreement, together with the LLC Agreement, contain the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties hereto relating to such subject matter.
[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

MIND ROBOTICS, LLC

By:_____________________________
    Name:
    Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

GRANTEE:
_____________________________
Name:
Address:
_____________________________
_____________________________
_____________________________

Signature Page to Common Unit Grant Agreement

EXHIBIT A
Section 83(b) Election1
Form available at: https://www.irs.gov/pub/irs-pdf/f15620.pdf

1     The 83(b) Election must be filed no later than 30 days after the date on which the property is transferred. The IRS has indicated that the election form should be sent to the IRS address listed for the taxpayer’s state under “And you ARE NOT enclosing a payment . . .” given in Where to File Addresses for Taxpayers and Tax Professionals Filing Form 1040 (this information can also be found by clicking on your state at: https://www.irs.gov/filing/where-to-file-addresses-for-taxpayers-and-tax-professionals-filing-form-1040).